Form 10-K, Exhibit 13
period 2001-12-31
MANTECH INTERNATIONAL CORP
filed 2002-04-01
CIK 892537

                                   SCHEDULE II

Valuation and Qualifying Accounts

Activity in the Company's allowance accounts for the years ended December 31, 1999, 2000 and 2001 was as follows (in thousands):

                                             Doubtful Accounts
--------------------------------------------------------------------------------------------------------
              Balance at             Charged to                                           Balance at
Period    Beginning of Period    Costs and Expenses         Deductions    Other *       End of Period
--------------------------------------------------------------------------------------------------------

1999                   $1,818                   901              -1,033        152             $1,838

2000                   $1,838                   313              -1,183        464             $1,432

2001                   $1,432                   739              -1,048        487             $1,610

                                       Deferred Tax Asset Valuation
--------------------------------------------------------------------------------------------------------
              Balance at             Charged to                                           Balance at
Period    Beginning of Period    Costs and Expenses              Deductions    Other    End of Period
--------------------------------------------------------------------------------------------------------
1999                     $902                                                                    $902

2000                     $902                                                                    $902

2001                     $902                                                                    $902

-----------

* Other represents doubtful account reserves recorded as part of Net Revenues.